SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Capital Appreciation Fund -- Class A Shares
Fiscal period ending: 5/31/97
Inception date (if less than 10 years of performance): 8/5/93


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n    =    Number of Time Periods   1 Year    5 Years   10 Years*

P    =    Initial Investment  $942      N/A       $942

ERV  =    Ending Redeemable Value  $1,158    N/A       $2,351

T    =    Cummulative
          Total Return        15.82%    N/A        25.07%*

                   *Life of fund, if less than 10 years
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Capital Appreciation Fund  -- Class B Shares
Fiscal period ending: 5/31/96
Inception date (if less than 10 years of performance): 11/2/94


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n    =    Number of Time Periods   1 Year    5 Years   10 Years*

P    =    Initial Investment  $1,000         N/A       $1,000

ERV  =    Ending Redeemable Value  $1,170    N/A       $2,393

T    =    Cumulative
          Total Return         16.95%   N/A       25.66%*

                   *Life of fund, if less than 10 years
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Capital Appreciation Fund  -- Class M Shares
Fiscal period ending: 5/31/96
Inception date (if less than 10 years of performance): 1/22/96


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n    =    Number of Time Periods   1 Year    5 Years   10 Years*

P    =    Initial Investment  $965      N/A       $965

ERV  =    Ending Redeemable Value  $1,180    N/A       $2,359

T    =    Cumulative
          Total Return         18.01%   N/A       25.20%*

                   *Life of fund, if less than 10 years
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